Exhibit 10.35

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of July 30, 2024, by and among Sutter Securities, Inc. (the “Assignor”), Michael R. Jacks (the “Assignee”), Boustead Securities, LLC (“Boustead”), and Asset Entities Inc. (“AEI”).

WHEREAS, Boustead and AEI are parties to that certain Asset Entities Inc. Warrant to Purchase Class B Common Stock, Warrant No. PA-7, dated July 29, 2024 (the “Warrant”);

WHEREAS, on or about July 30, 2024, Boustead assigned all its rights, title and interest, legal and equitable, in, and all the duties and obligations arising under, the Warrant to Assignor;

WHEREAS, the Assignor wishes to assign, transfer, convey, and deliver to the Assignee all its rights, title and interest, legal and equitable, in, and all the duties and obligations arising under, the Warrant; and

WHEREAS, the Assignee desires to accept and assume all of the duties and obligations arising under the Warrant.

NOW, THEREFORE, in consideration of the promises and the covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it has been agreed as follows:

1. ASSIGNMENT AND ASSUMPTION. The Assignor hereby assigns to the Assignee, and the Assignee hereby accepts and assumes from the Assignor, all its rights, title and interest, legal and equitable in, and all the duties and obligations arising under, the Warrant (the “Assignment”), and AEI hereby acknowledge and consent to the Assignment. Each party hereto acknowledges and agrees that the Assignor is hereby released from all duties and obligations arising under the Warrant.

2. EFFECTIVENESS. This Agreement shall be effective as of the date first written above.

3. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction).

4. COUNTERPARTS. This Agreement may be executed in any number of several counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

5. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein.

6. Further Assurances. Each of the parties hereto shall execute and deliver, at the reasonable request of any other party hereto, such additional documents, instruments, conveyances and assurances and take such further actions as such other party may reasonably request to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

ASSIGNOR
SUTTER SECURITIES, INC.

By:	/s/ Lincoln Smith
Name, Title:	Lincoln Smith, CEO

ASSIGNEE

By:	/s/ Michael R. Jacks
Name:	Michael R. Jacks

COUNTERPARTIES
BOUSTEAD SECURITIES, LLC

By:	/s/ Lincoln Smith
Name, Title:	Lincoln Smith, CEO

ASSET ENTITIES INC.

By:	/s/ Arshia Sarkhani
Name, Title:	Arshia Sarkhani, Chief Executive Officer